UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: September 8, 1998




                          SAVOIR TECHNOLOGY GROUP, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-11560                94-2414428
----------------------------       -------------       ----------------------
(State or other jurisdiction        (Commission           (I.R.S. Employer
      of incorporation)            File Number)        Identification Number)


     254 EAST HACIENDA AVENUE, CAMPBELL, CA               95008
   --------------------------------------------     ----------------
    (Address of principal executive offices)           (Zip Code)



                                 (408) 379-0177
                         (Registrant's telephone number,
                              including area code)

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

         (a)      Financial statements of business acquired.

                  Financial statements of REAL Distributor, a division of REAL Applications, Ltd., a wholly owned subsidiary of El Camino Resources, Ltd. (REAL), pertaining to the registrant's acquisition of substantially all of the mid-range distribution business and the associated goodwill of REAL, are submitted herewith as shown in Item 7(c) following.

         (b)      Pro Forma Financial Information.

                  Pro forma financial statements for Savoir Technology Group, Inc., showing the pro forma effects of the acquisition of REAL are submitted herewith as shown in Item 7(c) following.

         (c)      Exhibits.

                  2.1*+ Asset Purchase Agreement by and between Business Partner Solutions, Inc., a subsidiary of Savoir Technology Group, Inc. and REAL Applications, Ltd. dated as of September 8, 1998.

                  10.1*+ Solution Provider Agreement by and between Business
                         Partner Solutions, Inc., a subsidiary of Savoir Technology Group, Inc. and REAL Applications Ltd. dated as of September 8, 1998.

                  23.1   Consent of Independent Public Accountants

                  99.1+  Press Release dated September 9, 1998.

                  99.2 Financial statements of REAL Distributor, a Division of REAL Applications, Ltd., a wholly owned subsidiary of El Camino
                         Resources, Ltd.

                         (a) Report of Independent Public Accountants dated November 9, 1998.

                         (b)  Balance Sheets as of April 30, 1998 and 1997.

                         (c) Statements of Income for the Years Ended April 30, 1998, 1997 and 1996.

--------
* Confidential Treatment requested pursuant to a request for confidential treatment filed with the Commission on September 23, 1998. The portions of the exhibit for which confidential treatment has been requested have been omitted from the exhibit. The omitted information has been filed separately with the Commission as part of the confidential treatment request.

+                 Previously filed.

                         (d) Statements of Changes in Home Office Account for the Years Ended April 30, 1998, 1997 and 1996.

                         (e) Statements of Cash Flows for the Years Ended April 30, 1998, 1997 and 1996

                         (f) Notes to Financial Statements for the Years Ended April 30, 1998 and 1997

                  99.3 Pro Forma Financial Statements of Savoir Technology Group, Inc.

                         (a) Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1997 (Unaudited)

                         (b) Notes to Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1997 (Unaudited)

                         (c) Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 1998 (Unaudited)

                         (d) Notes to Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1998 (Unaudited)

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  November 20, 1998

                               SAVOIR TECHNOLOGY GROUP, INC.



                               By       /s/ Dennis J. Polk
                                  ---------------------------------
                                          Dennis J. Polk
                                     Chief Accounting Officer

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.    DESCRIPTION
----------     -----------

  2.1*+ Asset Purchase Agreement by and between Business Partner Solutions, Inc., a subsidiary of Savoir Technology Group, Inc. and REAL Applications Ltd. dated as of September 8, 1998.

  10.1*+ Solution Provider Agreement by and between Business Partner Solutions, Inc., a subsidiary of Savoir Technology Group, Inc. and REAL Applications Ltd. dated as of September 8, 1998.

  23.1         Consent of Independent Public Accountants

  99.1+        Press Release dated September 9, 1998.

  99.2 Financial statements of REAL Distributor, a Division of REAL Applications, Ltd., a wholly owned subsidiary of El Camino Resources, Ltd.

               (a) Report of Independent Public Accountants dated November 9,
                   1998

               (b) Balance Sheets as of April 30, 1998 and 1997

               (c) Statements of Income for the Years Ended April 30, 1998, 1997
                   and 1996

               (d) Statements of Changes in Home Office Account for the Years
                   Ended April 30, 1998, 1997 and 1996

               (e) Statements of Cash Flows for the Years Ended April 30, 1998,
                   1997 and 1996

               (f) Notes to Financial Statements for the Years Ended April 30,
                   1998 and 1997

         99.3  Pro Forma Financial Statements of Savoir Technology Group, Inc.

               (a) Pro Forma Condensed Consolidated Statement of Operations for
                   the Year Ended December 31, 1997 (Unaudited)

--------
* Confidential Treatment requested pursuant to a request for confidential treatment filed with the Commission on September 23, 1998. The portions of the exhibit for which confidential treatment has been requested have been omitted from the exhibit. The omitted information has been filed separately with the Commission as part of the confidential treatment request.

+        Previously filed.

               (b) Notes to Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1997 (Unaudited)

               (c) Pro Forma Consolidated Statement of Operations for the Nine
                   Months Ended September 30, 1998 (Unaudited)

               (d) Notes to Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1998 (Unaudited)

                                                                   EXHIBIT 23.1
                                                                   ------------

                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report dated November 9, 1998 with respect to the financial statements of REAL Distributor (A Division of REAL Applications, Ltd., a wholly owned subsidiary of El Camino Resources, Ltd.) for each of the three years in the period ended April 30, 1998, included in the Form 8-K/A of Savior Technology Group, Inc. dated November 23, 1998, and to the incorporation by reference of such report in the Savior Technology Group, Inc. Registration Statement (Amendment No. 1 to Form S-3 No. 333-61865) for the registration of 6,139,953 shares of common stock.

                                                 /s/ ERNST & YOUNG LLP

Century City, California
November 19, 1998

                                                                   EXHIBIT 99.2
                                                                   ------------

                         Report of Independent Auditors



Board of Directors
REAL Applications, Ltd.

We have audited the accompanying balance sheets of REAL Distributor (A Division of REAL Applications, Ltd., a wholly owned subsidiary of El Camino Resources, Ltd.), as of April 30, 1998 and 1997, and the related statements of income, changes in home office account, and cash flows for each of the three years in the period ended April 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REAL Distributor (A Division of REAL Applications, Ltd.) at April 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 1998, in conformity with generally accepted accounting principles.



                                                 /s/ ERNST & YOUNG LLP

Century City, California
November 9, 1998

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)


                                 BALANCE SHEETS


                                                                                APRIL 30
                                                                     -----------------------------
                                                                          1998          1997
                                                                     --------------  -------------
ASSETS
Current assets:
      Accounts receivable, net of allowance for doubtful
           accounts of $250,000 and $150,000 in 1998 and
           1997, respectively.....................................   $ 13,371,866    $  9,002,668
      Inventories.................................................      3,922,776         123,956
      Prepaid and other current assets............................         95,673              --
                                                                     ------------    ------------
Total current assets..............................................     17,390,315       9,126,624

Furniture and office equipment, net...............................        468,987              --
Note receivable...................................................        200,000              --
Other assets......................................................         61,742              --
                                                                     ------------    ------------
Total assets......................................................   $ 18,121,044    $  9,126,624
                                                                     ============    ============

LIABILITIES AND HOME OFFICE ACCOUNT Current liabilities:
      Accounts payable............................................   $  3,537,278    $  4,701,467
======
      Accrued liabilities.........................................        435,179          73,962
      Deferred income taxes.......................................         32,162          30,750
                                                                     ------------    ------------
Total current liabilities.........................................      4,004,619       4,806,179

Home office account:
      Contributions and advances from Parent and Affiliate........     10,170,976       2,328,186
      Retained divisional earnings................................      3,945,449       1,992,259
                                                                     ------------    ------------
Total home office account.........................................     14,116,425       4,320,445
                                                                     ------------    ------------
Total liabilities and home office account.........................   $ 18,121,044    $  9,126,624
                                                                     ============    ============


                             SEE ACCOMPANYING NOTES.

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)


                              STATEMENTS OF INCOME


                                                                YEAR ENDED APRIL 30
                                                  ---------------------------------------------
                                                       1998            1997             1996
                                                  ---------------  -------------- -------------

Revenues:
      Sales of equipment.......................   $  72,791,904    $ 50,216,367   $  23,973,861
------
      Other income.............................         725,975         352,828          33,645
                                                  -------------    ------------   -------------
Total revenues.................................      73,517,879      50,569,195      24,007,506

Cost of sales of equipment.....................      67,382,023      45,981,190      21,981,670
                                                  --------------   -------------  -------------
Gross margin...................................       6,135,856       4,588,005       2,025,836

Selling, general and administrative
  expenses.....................................         490,143         843,631         393,367
Selling, general and administrative charges
  from Parent and Affiliate....................       1,296,000         799,200         413,320
                                                  -------------    ------------   -------------
Operating income...............................       4,349,713       2,945,174       1,219,149

Interest expense charges from Affiliate........         888,158         452,122         244,841
                                                  -------------    ------------   -------------
Income before income taxes.....................       3,461,555       2,493,052         974,308
Provision for income taxes.....................       1,508,365       1,043,931         431,170
                                                  -------------    ------------   -------------
Net income.....................................   $   1,953,190    $  1,449,121   $     543,138
                                                  =============    ============   =============

                             SEE ACCOMPANYING NOTES.

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)


                  STATEMENTS OF CHANGES IN HOME OFFICE ACCOUNT


                                               Contributions
                                                And Advances       Retained
                                                 From Parent      Divisional
                                                And Affiliate      Earnings       Total
                                               ---------------  --------------  ------------

Balance at May 1, 1995......................   $          --    $         --    $         --
Net contribution of assets and liabilities
  at May 1, 1995............................         228,525              --         228,525
Net remittances to Affiliate................        (338,740)             --        (338,740)
Net income..................................              --         543,138         543,138
                                               -------------     -----------    ------------
Balance at April 30, 1996...................        (110,215)        543,138         432,923
Net advances from Affiliate.................       2,438,401              --       2,438,401
Net income..................................              --       1,449,121       1,449,121
                                               -------------    ------------    ------------
Balance at April 30, 1997...................       2,328,186       1,992,259       4,320,445
Net advances from Affiliate.................       7,842,790              --       7,842,790
Net income..................................              --       1,953,190       1,953,190
                                               -------------    ------------    ------------
Balance at April 30, 1998...................   $  10,170,976    $  3,945,449    $ 14,116,425
                                               =============    ============    ============

                             SEE ACCOMPANYING NOTES.

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)


                            STATEMENTS OF CASH FLOWS


                                                                     YEAR ENDED APRIL 30
                                                        ---------------------------------------------
                                                            1998           1997               1996
                                                        ------------- -----------------  ------------

Operating activities
Net income............................................  $   1,953,190   $  1,449,121    $    543,138
Adjustments to reconcile net income to net
 cash provided by (used in) operating activities:
      Depreciation and amortization...................         38,187             --              --
      Change in deferred income taxes.................          1,412         30,786             (36)
      Changes in assets and liabilities:
           Accounts receivable, net...................     (4,369,198)    (5,292,690)     (2,619,284)
           Inventories................................     (3,798,820)        10,374         (79,879)
           Prepaid and other assets...................       (157,415)            --              --
           Accounts payable...........................     (1,164,189)     1,573,797       2,307,478
           Accrued liabilities........................        361,217       (209,789)        187,323
                                                        -------------   ------------    ------------
Net cash provided by (used in) operating
  activities..........................................     (7,135,616)    (2,438,401)        338,740

INVESTING ACTIVITIES
Issuance of note receivable...........................       (200,000)            --              --
Purchase of office furniture and equipment............       (507,174)            --              --
                                                        -------------   ------------    ------------
Net cash used in investing activities.................       (707,174)            --              --

FINANCING ACTIVITIES
Contribution and advances from
  (payments to) Parent and Affiliate..................      7,842,790      2,438,401        (338,740)
                                                        -------------   ------------    ------------
Net cash provided by (used in) financing
  activities..........................................      7,842,790      2,438,401        (338,740)
                                                        -------------   ------------    ------------
Net change in cash....................................             --             --              --
Cash at beginning of year.............................             --             --              --
                                                        -------------   ------------    ------------
Cash at end of year...................................  $          --   $         --    $         --
                                                        =============   ============    ============


                             SEE ACCOMPANYING NOTES.

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)

                          NOTES TO FINANCIAL STATEMENTS

                                 APRIL 30, 1998


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

REAL Distributor (the Division) is a division of REAL Applications, Ltd. (Parent) and has no separate legal status or existence. The Parent is a wholly owned subsidiary of El Camino Resources, Ltd. (ECR or Affiliate). The Division and the Parent are preferred providers of IBM equipment and economically dependent on ECR for financing its operations. The principal business of the Division is the distribution of mid-range servers, consisting primarily of IBM hardware and software, to resellers. As one of six IBM authorized distributors, it supports over 200 resellers across the United States. As a value-added distributor, the Division provides complete support to its resellers for hardware, software technical issues, IBM equipment maintenance and product education.

BASIS OF PRESENTATION

On September 8, 1998, the Parent executed an agreement (Sales Agreement) for the sale of the Division to an unrelated third party. The Sales Agreement represents an asset sale by the Parent and results in the disposal of certain distribution assets and inventories. The Sales Agreement also provides for a covenant not to compete by the Parent, ECR and certain officers of ECR, an agreement whereby the Parent will obtain certain equipment exclusively from the buyer for a three year period and an agreement whereby the Parent will provide facilities and administrative support to the buyer through December 31, 1998. Total consideration received by the Parent under the Sales Agreement totaled $12,875,000. The accompanying financial statements do not include any adjustments to reflect the effects of the Sales Agreement.

In preparing the financial statements of the Division, management of the Parent determined that on May 1, 1995, the Parent transferred assets and liabilities related to its IBM partner segment to the Division for net contribution from the Parent of $228,525, which represents the net historical book value of the assets and liabilities transferred to the Division. Assets transferred to the Division consisted primarily of accounts receivable of $1,090,694 and inventories of $54,451 net of liabilities assumed by the Division consisting primarily of accounts payable and accrued expenses of $916,620.

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


1. Summary of Significant Accounting Policies (CONTINUED)

ALLOCATIONS FROM PARENT AND INTEREST CHARGES FROM AFFILIATE

The Division shares office facilities, certain employees and other resources with the Parent and Affiliate. The financial statements of the Division include allocations from the Parent and Affiliate for indirect expenses for the shared resources. The expenses have been allocated based upon such factors as items specifically identified as related to the Division, management's estimates of the Division's portion of shared general and administrative expenses, number of transactions processed on behalf of the Division and square footage utilized by the Division. The indirect allocated expenses are included in the statements of income as selling, general and administrative charges from Parent and Affiliate. The indirect expenses allocated may not necessarily be representative of what actual expenses would have been if the Division were independent; however, the allocations are considered by management to be a reasonable approximation of the costs incurred for the benefit of the Division.

Interest expense charges from Affiliate represent the Division's portion of the Parent's interest charges from ECR and are allocated based upon relative accounts receivable plus inventories less accounts payable of the Division times an interest rate representing the prime rate obtained by the Affiliate plus 1.5% (10.00% and 9.75% at April 30, 1998 and 1997, respectively).

CONCENTRATIONS OF CREDIT RISK

The Division performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Accounts receivable are generally due within 30 days. Credit losses have been generally within management's expectations and have not been significant.

ESTIMATES AND ASSUMPTIONS

The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates, although management does not believe that any differences would materially affect the Division's financial position or results of operations.

INVENTORIES

Inventories consist of new and used equipment held for sale and is valued at the lower of cost or market using the specific-identification method.

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


1.  Summary of Significant Accounting Policies (CONTINUED)

FURNITURE AND OFFICE EQUIPMENT

Furniture and equipment are recorded at cost and are depreciated using the straight-line method over the following estimated useful lives:

          Computer equipment                   3 - 5 years
          Furniture and office equipment           5 years

LONG-LIVED ASSETS

The Division reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Division.

REVENUE RECOGNITION

Revenues are recognized when products are shipped.

SIGNIFICANT SUPPLIER

Cost of sales of equipment related to products purchased from IBM represents a substantial portion of total cost of goods sold for the years ended April 30, 1998, 1997 and 1996. Included in accounts payable at April 30, 1998 and 1997, are amounts owed to this supplier totaling 98% and 97%, respectively, of the accounts payable balance.

INCOME TAXES

The Division is included in ECR's consolidated federal income tax return and combined state tax returns through April 30, 1998. All tax assets or liabilities are received or paid and recorded by ECR. Under a tax sharing agreement, income taxes are allocated to the Division on an annual basis using the separate return method. The Division accounts for the allocation of current income taxes as an adjustment to the home office account.

Deferred taxes are recognized by the Division using the liability method, and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for tax rate changes.

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

1.  Summary of Significant Accounting Policies (CONTINUED)

COMPREHENSIVE INCOME

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130), effective for fiscal years beginning after December 15, 1997. The Division will adopt SFAS No. 130 in fiscal 1999 and does not expect that the adoption will have a material effect on its financial statements.

2.  FURNITURE AND OFFICE EQUIPMENT, NET

Furniture and office equipment, net, consisted of the following at April 30, 1998:

          Computer equipment                   $486,722
          Furniture and office equipment         20,452
                                               --------
                                                507,174
          Less accumulated depreciation          38,187
                                               --------
                                               $468,987
                                               ========

3.  NOTE RECEIVABLE

In November, 1997, the Division loaned $200,000 to an unrelated party. The note receivable is due in five annual installments of $40,000 commencing November 1, 1998, and bears interest at 10% per annum. The note is collateralized by the net assets of the unrelated party and guaranteed by an officer of the unrelated party.

4.  ADVANCES FROM AFFILIATE

Advances from Affiliate are accounted for as a contribution to the Division by its Affiliate. The home office account acts as a clearing account for transactions between the Affiliate, the Parent and the Division. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of the Division's participation in the Affiliate's cash management program, wherein all of the Division's cash receipts are remitted to the Affiliate and all cash disbursements are funded by the Affiliate. Other transactions include allocations of selling, general and administrative expenses incurred by the Parent and Affiliate on behalf of the Division, interest charges from the Parent and the Division's pro rata share of the current portion of the Affiliate's consolidated federal income tax liability and combined state tax liability. The home office account will be repaid to the Affiliate through positive cash flows of the Division.

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

An analysis of transactions in the contributions and advances from Parent and Affiliate account for each of the three years in the period ended April 30, 1998 follows:

                                                          1998             1997              1996
                                                      ------------    -------------      ------------


Balance at beginning of year......................    $  2,328,186    $    (110,215)     $         --
Net contribution of assets and liabilities at
     May 1, 1995..................................              --               --           228,525
Net cash advanced from (remitted to)
     Affiliate....................................       4,151,679          173,934        (1,428,107)
Selling, general and administrative charges
     from Parent..................................       1,296,000          799,200           413,320
Interest expense charges from Affiliate...........         888,158          452,122           244,841
Division's share of Affiliate's current income
     tax liabilities..............................       1,506,953        1,013,145           431,206
                                                      ------------    -------------      ------------
Balance at end of year............................    $ 10,170,976    $   2,328,186      $   (110,215)
                                                      ============    =============      ============
Average balance during the year...................    $  6,249,581    $   1,108,986      $    (55,107)
                                                      ============    =============      ============


5.  INCOME TAXES

The provision for income taxes allocated to the Division consists of the following:


                                          YEAR ENDED APRIL 30
                          -----------------------------------------------
                             1998              1997             1996
                          ------------     --------------    ------------


Current:
  Federal.............    $  1,175,728     $     786,269     $   331,295
  State...............         331,225           226,876          99,911
                          ------------     -------------        --------
                             1,506,953         1,013,145         431,206
Deferred:
  Federal.............           1,102            23,892             (28)
  State...............             310             6,894              (8)
                          ------------     -------------        ---------
                                 1,412            30,786             (36)
                          ------------     -------------        ---------
                          $  1,508,365     $   1,043,931     $    431,170
                          ============     =============      ===========

The difference between actual income tax expense and the expected U.S. Federal statutory income tax rate is as follows:

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

5.  INCOME TAXES (CONTINUED)

                                     YEAR ENDED APRIL 30
                           ----------------------------------
                             1998        1997        1996
                           --------    ---------   ----------

Statutory rate...........     34.0%       34.0%       34.0%
State tax provision......      8.9         7.9         9.3
Other....................       .7          .0         1.0
                              -----       -----       ----
                              43.6%       41.9%       44.3%
                              =====       =====       =====


The temporary differences which create the net deferred tax liability were as follows at April 30:

                                                1998         1997
                                             ----------   ---------

Deferred tax assets:
  Allowance for doubtful accounts........    $  100,000  $   60,000
----------                                   ----------  ----------
Total deferred tax assets.................      100,000      60,000
Deferred tax liabilities:
  State taxes............................       132,162      90,750
                                             ----------  ----------
Total deferred tax liabilities............      132,162      90,750
                                             ----------  ----------
Net deferred tax liability................   $   32,162  $   30,750
                                             ==========  ==========

6.  COMMITMENTS

ECR has a $100 million secured revolving line of credit agreement with a consortium of banks guaranteed by substantially all of the assets of ECR and the Parent, including those of the Division.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheets for all financial instrument assets and liabilities approximate their fair value.

                         REAL Distributor (A Division of
                            REAL Applications, Ltd.)

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

8.  YEAR 2000 ISSUE - UNAUDITED

Many existing computer programs and databases use only two digits to identify a year in the date field (i.e., 98 would represent 1998). These programs and databases were designed and developed without considering the impact of the upcoming millennium. If not corrected, many computer systems could fail or create erroneous results relating to the year 2000. The Division is supported by the Parent and ECR for all of its computer and information technology needs. The Parent and ECR have completed their year 2000 compliance plans related to internal systems and do not anticipate problems with their systems at the millennium.

                                                                   EXHIBIT 99.3
                                                                   ------------

                          Savoir Technology Group, Inc.

                         PRO FORMA FINANCIAL STATEMENTS


The accompanying pro forma condensed consolidated statements of operations have been derived from the historical financial statements of Savoir Technology Group, Inc (the Company) and the systems distribution business of REAL Distributor, a Division of REAL Applications, Ltd., a wholly owned subsidiary of El Camino Resources, Ltd. (REAL) and adjusts such information to give effect to the acquisition of the systems distribution business of REAL.

The pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 assume that the acquisition of REAL occurred on January 1, 1997.

The pro forma financial information is not necessarily indicative of the results which would actually have occurred had the transaction been in effect on the date and for the periods indicated or which may result in the future. This pro forma information should be read in conjunction with the notes thereto and the historical financial information.

                          Savoir Technology Group Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)



                                                      HISTORICAL
                                                  -------------------     Pro Forma
                                                    SAVOIR     REAL        ADJUSTMENTS     TOTAL
                                                  ---------   -------     -----------    -----------

Net sales.....................................     237,884       62,043         --         299,927

Cost of goods sold............................     205,089       56,786     (2,070)  (1)    259,805
                                                  ---------   ---------   --------        ---------

Gross profit..................................      32,795        5,257      2,070           40,122

Selling, general and administrative
expenses......................................      25,969        2,399      2,070  (1)      30,094
                                                                            (1,048) (2)
                                                                               704  (3)
                                                  ---------   ----------  --------        ---------

Operating income..............................       6,826        2,858        344           10,028

Interest expense..............................       3,181          582      1,556  (4)       4,737
                                                                              (582) (5)
                                                  ---------   ----------  --------        ---------

Income before taxes...........................       3,645        2,276       (630)           5,291

Income tax expense............................         335        1,200        396  (6)       1,931
                                                  ---------   ----------  --------        ---------

Net income....................................    $  3,310    $   1,076   $ (1,026)       $   3,360
                                                  =========   ==========  ========        =========

Net income per share - Basic..................    $   0.57                                $    0.58
                                                  ========                                =========
Number of shares used in per share

calculation - Basic...........................       4,902                                    4,902
                                                 =========                                =========
Net income per share - Diluted................   $    0.55                                $    0.56
                                                 =========                                ==========
Number of shares used in per share
calculation - Diluted.........................       5,976                                     5,976
                                                 =========                                ==========

                          Savoir Technology Group, Inc.

        Notes to Pro Forma Condensed Consolidated Statement of Operations

                      For the Year Ended December 31, 1997


NOTE A--ACQUISITION:

On September 8, 1998, Savoir Technology Group, Inc. (the Company) through its subsidiary, Business Partner Solutions, Inc. (BPS) acquired the IBM mid-range systems distribution business of Real Applications, Ltd. (REAL). Pursuant to the terms of agreement between the Company and REAL, BPS acquired the IBM mid-range systems distribution business of REAL for $12,875,000, consisting of a cash payment at closing of the transaction.

The Company funded the transaction through a $15,000,000 loan obtained from its principal lender, IBM Credit Corporation.

NOTE B--PRESENTATION:

For purposes of the pro forma combined data, REAL's financial data for the twelve months ended October 31, 1997 and nine months ended July 31, 1998, have been combined with the Company's financial data for the fiscal year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

NOTE C--EXCESS OF COSTS OVER ACQUIRED NET ASSETS AND OTHER INTANGIBLES:

The total purchase price of the REAL acquisition was allocated in accordance with the provisions of APB No. 16 for purchase transactions and accordingly was based on fair value of net tangible assets acquired with the excess allocated to goodwill. As no tangible assets were acquired from REAL, the full amount of the purchase price $12,875,000, was allocated to goodwill.

NOTE D--PRO FORMA ADJUSTMENTS:

(1) Represents reclassification of sales commission expense from cost of goods sold to selling, general and administrative expense to conform to the Company's historical presentation of such expenses.

(2) Represents elimination of selling, general and administrative expense allocation from REAL's parent company. These costs will be absorbed by the Company without any significant additional incremental costs to the Company.

(3) Represents amortization expense of goodwill and acquisition cost, using the straight-line method over a twenty-year period for goodwill and five years for acquisition costs.

(4) Represents interest expense on the $15,000,000 borrowed by the Company to fund the purchase price and working capital requirements of the acquisition. Interest expense was calculated at the Company's average rate of interest for the period.

(5) Represents the elimination of the interest expense allocation from REAL's parent company. All appropriate interest expense related to the REAL acquisition has been captured in pro forma adjustment noted above.

(6) Represents income taxes on the effect of the inclusion of REAL's operating income and the pro forma adjustments as set forth above.

                          Savoir Technology Group Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 1998
                      (In thousands, except per share data)
                                   (Unaudited)


                                                             HISTORICAL
                                                 ---------------------------------
                                                                                        Pro Forma
                                                      SAVOIR             REAL           ADJUSTMENTS                TOTAL
                                                 --------------    ---------------   ---------------          --------------

Net sales.....................................          373,233             53,234                --                 426,467

Cost of goods sold............................          328,035             48,818            (2,249)  (1)           374,604
                                                 --------------    ---------------   ---------------          --------------
Gross profit..................................           45,198              4,416             2,249                  51,863

Selling, general and administrative
expenses......................................           32,030                946             2,249   (1)            34,781
                                                                                                 (972) (2)
                                                                                                  528  (3)
                                                 ---------------   ---------------   ---------------          --------------

Operating income..............................           13,168              3,470               444                  17,082

Interest expense..............................            3,277                770             1,167   (4)             4,444
                                                                                                (770)  (5)
                                                 --------------    ---------------   ---------------          --------------

Income before taxes and extraordinary
item..........................................            9,891              2,700                47                  12,638

Income tax expense............................            4,830              1,134               215   (6)             6,179
                                                 --------------    ---------------   ---------------          --------------

Income before extraordinary item..............            5,061              1,566              (168)                  6,459


Extraordinary item, net of tax effect.........           (2,338)                --                --                  (2,338)
                                                 --------------    ---------------   ---------------          --------------

Net income....................................   $        2,723    $         1,566   $          (168)         $        4,121
                                                 ==============    ===============   ===============          ==============

Net income (loss) per share - Basic...........   $        (0.30)                                              $        (0.12)
                                                 ==============                                               ==============
Number of shares used in per share

calculation - Basic...........................            7,876                                                        7,876
                                                 ==============                                               ==============

Net income (loss) per share - Diluted.........   $        (0.28)                                              $        (0.11)
                                                 ==============                                               ==============
Number of shares used in per share

calculation - Diluted.........................            8,442                                                        8.442
                                                  ==============                                               ==============

                          Savoir Technology Group, Inc.

        Notes to Pro Forma Condensed Consolidated Statement of Operations

                  For the Nine Months Ended September 30, 1998


NOTE A--PRO FORMA ADJUSTMENTS:

(1) Represents reclassification of sales commission expense from cost of goods sold to selling, general and administrative expense to conform to the Company's historical presentation of such expenses.

(2) Represents elimination of selling, general and administrative expense allocation from REAL's parent company. These costs will be absorbed by the Company without any significant additional incremental costs to the Company.

(3) Represents amortization expense of goodwill and acquisition cost, using the straight-line method over a twenty year period for goodwill and five years for acquisition costs.

(4) Represents interest expense on the $15,000,000 borrowed by the Company to fund the purchase price and working capital requirements of the acquisition. Interest expense was calculated at the Company's average rate of interest for the period.

(5) Represents the elimination of the interest expense allocation from REAL's parent company. All appropriate interest expense related to the REAL acquisition has been captured in pro forma adjustment noted above.

(6) Represents income taxes on the effect of the inclusion of REAL's operating income and the pro forma adjustments as set forth above.

NOTE B - LOSS PER SHARE:

Net loss per share for the nine months ended September 30, 1998 is due to an extraordinary item ($2,338,000) and dividends paid on preferred stock ($5,059,000).